Exhibit 10.1

PORTFOLIO PURCHASE AGREEMENT

THIS PORTFOLIO PURCHASE AGREEMENT (this “Agreement”), is dated and effective October 31, 2024, between ATAX TEBS II, LLC, a Delaware limited liability company, (the “Seller”), and THE PUBLIC FINANCE AUTHORITY, a joint powers commission and a unit of government and body corporate and politic organized and existing under the laws of the State of Wisconsin (the “Purchaser”).

RECITALS

The Seller is the owner of the securities set forth on Schedule I (the “Portfolio Assets”).

The Seller desires to sell, assign, transfer and otherwise convey the Portfolio Assets and has offered to sell the Portfolio Assets to the Purchaser, and the Purchaser desires to purchase the Portfolio Assets from the Seller, on the terms and conditions set forth in this Agreement.

The Purchaser intends to issue its Affordable Housing Multifamily Certificates Series 2024-1 Class A Certificates (the “Certificates”) that are payable solely from the payments received with respect to the Portfolio Assets and to deposit the Portfolio Assets with Wilmington Trust, National Association as trustee (in such capacity, the “Trustee”), to provide security for the payment of the Certificates.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereto hereby agrees as follows:

Section 1.
Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Trust Agreement.

“Closing Date” means October 31, 2024.

“Greystone” means Greystone Housing Impact Investors LP.

“Indemnification Agreement” means the Indemnification Agreement dated the date hereof between Greystone, as indemnitor, and the Purchaser, on behalf of itself and the Authority Indemnified Parties, as indemnitees.

“Portfolio Purchase Price” means $75,393,097.

“Purchased Assets” has the meaning set forth in Section 2 of this Agreement.

“Transaction” means the purchase and sale of the Purchased Assets as set forth herein and all other transactions among the parties contemplated herein.

“Trust Agreement” means that certain Trust Agreement dated the Closing Date and entered into by the Trustee and the Purchaser.

“Trustee” means Wilmington Trust, National Association, as trustee under the Trust Agreement.

“UCC” means the Uniform Commercial Code as in effect in the relevant state from time to time.

Section 2.
Agreement to Purchase.
(a)
In consideration of receipt by the Seller on the Closing Date of the full Portfolio Purchase Price, and subject to the terms and conditions set forth in this Agreement, including the satisfaction of the closing conditions set forth in Section 9, the Seller hereby sells, assigns, transfers and otherwise conveys, without recourse (except as specified herein), all the right, title and interest of the Seller with respect to the Purchased Assets from and after the Closing Date and in and to the following property whether now owned or existing or hereafter acquired or arising: (i) the Portfolio Assets, including all rights to payment in respect thereof, (ii) all interest and principal received or receivable by the Seller on or with respect to the Portfolio Assets after the Closing Date, (iii) all of the Seller’s right, title and interest in and to the proceeds of and any reserve or other comparable accounts related to the Portfolio Assets, and (iv) any other documents related thereto (the “Purchased Assets”), to the Purchaser, and the Purchaser hereby purchases, the Purchased Assets. The purchase and sale of the Purchased Assets shall take place on the Closing Date.
(b)
On the Closing Date, the Purchaser shall pay the Seller for the Purchased Assets by causing the Trustee to deliver to the Seller, or its order, the Portfolio Purchase Price in cash. The Seller agrees that upon receiving delivery of such amount the Purchase Price shall be paid in full.
Section 3.
Additional Provisions Relating to the Conveyance of the Purchased Assets.
(a)
On the Closing Date, the Seller shall deliver the Purchased Assets to the Purchaser, or to the Trustee on the Purchaser’s behalf, via the offices of the Depository Trust Corporation.
(b)
Furthermore, it is the express intent of the parties hereto that the conveyance of the Purchased Assets by the Seller to the Purchaser on the Closing Date as provided in this Agreement is absolute and unconditional, shall be, and shall be construed as, a sale of the Purchased Assets by the Seller to the Purchaser and not a pledge of the Purchased Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller and shall not constitute a loan for federal and relevant state tax, bankruptcy and other purposes. Accordingly, from and after payment of the Portfolio Purchase Price for the Purchased Assets on the Closing Date stated herein, the Seller shall have no right, title or interest, in or to, or duties or obligations with respect to, the Purchased Assets, and the parties intend that in the event of a bankruptcy of the Seller, none of the Purchased Assets shall be included in the Seller’s bankruptcy estate. However, if, notwithstanding the intent of the parties, the Purchased Assets are held to be property of the Seller or if for any reason this

Agreement is held or deemed to create a security interest in the Purchased Assets, then on and after the Closing Date:
(i)
this Agreement shall hereby create a security agreement within the meaning of Articles 8 and 9 of the UCC;
(ii)
the conveyance provided for in this Agreement shall hereby grant from the Seller to the Purchaser, and the Seller hereby grants to the Purchaser, a security interest in and to all of the Seller’s right, title, and interest, whether now owned or hereafter acquired, in and to the Purchased Assets and all proceeds thereof;
(iii)
the possession by the Purchaser or the Trustee of the Purchased Assets and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser or a Person designated by him or her, for purposes of perfecting the security interest pursuant to the UCC (including, without limitation, Sections 9-306, 9-313 and 9‑314 thereof) as in effect in the relevant jurisdiction;
(iv)
notifications to Persons holding such property, and acknowledgments, receipts, confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for (as applicable), the Purchaser or the Trustee for the purpose of perfecting such security interest under the UCC; and
(v)
the Seller at the direction of the Purchaser or the Trustee, shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that such security interest is a perfected security interest of first priority under applicable law and will be maintained as such. In connection herewith, the Purchaser and the Trustee shall have all of the rights and remedies of a secured party and creditor under the UCC as in effect in the relevant jurisdiction and may execute and file such UCC financing statements as may be reasonably necessary or appropriate to accomplish the foregoing.
Section 4.
Representations and Covenants of the Seller.
(a)
The Seller, as of the date hereof, hereby represents to the Purchaser that on and as of the Closing Date:
(i)
the Seller is a duly organized, validly existing Delaware limited liability company;
(ii)
the execution and delivery of this Agreement by the Seller, the consummation by the Seller of the transactions contemplated in this Agreement, and the performance of, and compliance with, the terms of this Agreement by the Seller, do not conflict with or result in a breach of, violation of, or constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under (1) the organizational documents of the Seller, (2) any of the provisions of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state, or local governmental or regulatory authority or court) or the determination of any arbitrator binding on the Seller or its interests, (3) any of the provisions of any indenture, mortgage loan, contract, instrument, or other document to which the Seller is a party or by which it is bound, or (4) the terms and provisions of the Portfolio Assets, or the rules and regulations of the issuer prohibiting or restricting the transfer thereof;
(iii)
the Seller has the full corporate power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;
(iv)
this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws relating to or affecting creditors’ rights, by the application of equitable principles, and by the exercise of judicial discretion in appropriate cases;
(v)
the Seller is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement will not constitute a violation of, any law, any judgment, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation will affect materially and adversely the ability of the Seller to perform its obligations under this Agreement;
(vi)
to the Seller’s knowledge, there is no litigation or investigation pending or threatened in writing directly against the Seller before any court, administrative agency or other tribunal to prohibit, or that could reasonably be expected to prohibit, the Seller from entering into this Agreement or could reasonably be expected to adversely affect the purchase of the Purchased Asset by the Purchaser or the execution of, delivery by, or enforceability of this Agreement, against the Seller;
(vii)
no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the Seller’s execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained, made or given or (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller of its obligations under this Agreement or the Purchaser’s right to transfer and assign the Purchased Asset pursuant to the Trust Agreement or its right to receive Distributions with respect to the Purchased Asset;
(viii)
the Seller has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in connection with the sale of the Purchased Asset or the consummation of any of the other transactions contemplated hereby; and
(ix)
immediately prior to the sale to the Purchaser, the Seller is the legal, beneficial and equitable owner of the entire ownership interest in the Portfolio Assets and the other related Purchased Assets, free and clear of all liens and encumbrances, participation interests, rights to purchase, rights of first refusal and adverse claims and any and all other claims of any kind whatsoever.
(b)
Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth above which materially and adversely affects the interests of the Purchaser, the value of the Purchased Assets or the interests in the Purchased Assets transferred hereby, the party discovering such breach shall give prompt written notice of such breach to the other party.
(c)
The Seller has delivered, or caused to be delivered, the Purchased Assets to the Trustee such that the Trustee has good and clear title to the Purchased Assets.
(d)
With respect to any representation or warranty in this Agreement that is qualified by the words “to Seller’s knowledge” or words of like import mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Seller directly responsible for managing, administering and transferring the Purchased Assets on behalf of the Seller, in each case without having conducted any independent inquiry into such matters and without any obligation to have done so.
Section 5.
Representations of the Purchaser.
(a)
The Purchaser, as of the date hereof, hereby represents to the Seller that:
(i)
the Purchaser is a joint powers commission and a unit of government and body corporate and politic organized and existing under the laws of the State of Wisconsin;
(ii)
the execution and delivery of this Agreement by the Purchaser, the consummation by the Purchaser of the transactions contemplated in this Agreement, and the performance of, and compliance with, the terms of this Agreement by the Purchaser, do not conflict with or result in a breach of, violation of, or constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under (1) the Joint Exercise Agreement and by‑laws of the Purchaser, (2) any of the provisions of any law, rule, regulation, judgment, decree, demand, or order (of any federal, State of Wisconsin, or local governmental or regulatory authority or court) or the determination of any arbitrator binding on the Purchaser or its interests, or (3) any of the provisions of any indenture, mortgage loan, contract, instrument, or other document to which the Purchaser is a party or by which it is bound except where such breach, violation, or default would not have a material adverse effect on the performance by the Purchaser of its obligations under this Agreement;
(iii)
the Purchaser has the full power and authority to purchase the Purchased Assets from the Seller and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;
(iv)
this Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium and other laws relating to or affecting creditors’ rights, by the application of equitable principles, by the exercise of judicial discretion in appropriate cases, and by the limitation on legal and equitable remedies against joint powers commissions or governmental units of the State of Wisconsin;
(v)
to the Purchaser’s knowledge, there is no litigation or investigation pending or threatened in writing directly against the Purchaser before any court, administrative agency or other tribunal to prohibit, or that could reasonably be expected to prohibit, the Purchaser from entering into this Agreement or could reasonably be expected to adversely affect the purchase of the Purchased Assets by the Purchaser or the execution or delivery by, or enforceability of this Agreement against, the Purchaser;
(vi)
no consent, approval, authorization or order of, registration or filing with, or notice to, any Wisconsin governmental authority or court is required, under federal or Wisconsin law, for the Purchaser’s execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained, made or given and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Purchaser under this Agreement;
(vii)
the Purchaser has sought and obtained financial, legal (including securities law), tax, accounting and other advice (including as it relates to structure, timing, terms and similar matters and compliance with legal requirements applicable to the Purchaser) with respect to the Purchased Assets from its own advisors (and not from the Seller); and

(viii)
the Seller has provided Purchaser all information and documentation that has been requested by the Purchaser in order for the Purchaser to conduct its own investigation to the extent it deemed necessary. The Purchaser has been offered an opportunity to have made available to it any and all such information it might request regarding the Purchased Assets and the collateral for the Purchased Assets. The Purchaser is not relying on any other party or person, other than the Seller, to undertake the furnishing or verification of information related to the Purchased Assets.
(b)
Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth above which materially and adversely affects the interests of the Seller, the party discovering such breach shall give prompt written notice of such breach to the Seller.
(c)
With respect to any representation or warranty in this Agreement that is qualified by the words “to Purchaser’s knowledge” or words of like import mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the individual officers and employees of the Purchaser directly responsible on behalf of the Purchaser for the Purchaser’s representations and covenants herein and its participation in the transactions contemplated by this Agreement, managing, administering and receiving the Purchased Assets on behalf of the Purchaser, in each case without having conducted any independent inquiry into such matters and without any obligation to have done so.
Section 6.
Relationship Among Parties to this Agreement. Each party will be deemed to represent to the other party as of the date hereof and on the Closing Date that:
(a)
It is acting for its own account, and it has made its own independent decisions to enter into this Agreement, including the Transaction and as to whether such Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party (or any affiliate thereof) as investment advice or as a recommendation to enter into any Transaction; it being understood that information and explanations related to the terms and conditions of any Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party (or any affiliate thereof) shall be deemed to be an assurance or guarantee as to the expected results of any Transaction.
(b)
It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.
(c)
The other Party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

Section 7.
Closing.
(a)
The closing of the purchase and sale of the Purchased Assets (the “Closing”) shall be held via conference call to be arranged by the parties on the Closing Date.
(b)
The Closing shall be subject to each of the following conditions:
(i)
all of the representations and warranties of the Seller and the Purchaser specified herein shall be true and correct as of the Closing Date;
(ii)
no default or Event of Default (or an event which, with notice or the lapse of time, or both, would constitute a default) shall exist with respect to any Portfolio Asset;
(iii)
all documents specified in Section 8, in such forms as are agreed upon and acceptable to the Purchaser and other documents to be delivered by or on behalf of the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;
(iv)
the Seller shall have delivered and released to the Purchaser or the Trustee, as the case may be, all documents and funds required to be so delivered on or before the Closing Date pursuant to Section 2 and Section 3;
(v)
all other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;
(vi)
the sale of the Certificates shall have been completed to Purchaser’s satisfaction and Purchaser shall have received net proceeds from such sale sufficient to pay the Portfolio Purchase Price; and
(vii)
the Seller shall have received the Portfolio Purchase Price.
(c)
Each of the parties agree to use their reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Purchased Assets on the Closing Date.
Section 8.
Documents to Be Delivered at Closing. The following documents shall be delivered on the Closing Date:
(a)
This Agreement duly executed and delivered by the Seller and the Purchaser;
(b)
The Indemnification Agreement duly executed and delivered by the Greystone and the Administrator;

(c)
The Administration Agreement dated the date hereof by and among Greystone, the Purchaser, and the Trustee duly executed and delivered by Greystone, the Issuer, and the Trustee;
(d)
An opinion from counsel to the Purchaser addressed to the Trustee and the Seller as to the due authorization, execution, delivery and enforceability of this Agreement, and such other customary matters as the Seller may reasonably request;
(e)
An opinion from counsel to the Seller addressed to the Trustee and the Purchaser as to the enforceability of this Agreement, and such other customary matters as the Purchaser may reasonably request;
(f)
An opinion from counsel to the Purchaser addressed to the Trustee and the Seller as to certain securities law matters, including compliance with the Volcker Rule; and
(g)
Delivery of such additional certificates, opinions and documents as the Purchaser and the Seller may reasonably request.
Section 9.
Costs. All of the costs and expenses, if any, of either party incurred in connection with the Transactions shall be paid on the Closing Date from proceeds of the Certificates held by the Trustee.
Section 10.
Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by overnight mail or courier service and received by the addressee or (d) transmitted by email (or any other type of electronic transmission agreed upon by the parties), at the following address or such other address as may hereafter be specified by such party.

To the Purchaser:	Public Finance Authority Suite 900 22 East Mifflin Street Madison, Wisconsin 53703 Attention: Michael LaPierre and Scott Carper E-mail: mlapierre@pfauthority.org and scarper@pfauthority.org

To the Seller:	ATAX TEBS II, LLC c/o Greystone Housing Impact Investors LP 14301 FNB Parkway Suite 211 Omaha, Nebraska 68154 Attention: Jesse A. Coury and Andy Grier Email: jesse.coury@greyco.com and andy.grier@greyco.com

with copies to:	Kutak Rock LLP 1650 Farnam Street Omaha, Nebraska 68130 Attention: Conal Hession Email: conal.hession@kutakrock.com

Section 11.
Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller or the Purchaser submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Purchased Assets by the Seller to the Purchaser or its designee.
Section 12.
Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.
Section 13.
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.
Section 14.
Governing Law, Venue and Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF WISCONSIN, EXCLUDING CONFLICTS OF LAWS PROVISIONS. FOR PURPOSES OF ANY SUIT, ACTION OR PROCEEDING INVOLVING THIS AGREEMENT OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT OF SUCH SUIT, ACTION OR PROCEEDING, EACH OF THE PARTIES HERETO EXPRESSLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN DANE COUNTY, WISCONSIN. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN SUCH STATE OR UNITED STATES FEDERAL COURT AND FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
Section 15.
Further Assurances. The Parties agree (in the case of the Purchaser subject to Section 10.22 of the Trust Agreement, which is hereby incorporated by this reference),

to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.
Section 16.
Remedies. All rights and remedies herein given or granted to any party hereunder are cumulative, nonexclusive and in addition to any and all rights and remedies that may have been or may be given by reason of any law, statute, ordinance or otherwise.
Section 17.
Successors and Assigns. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any Person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Seller is a party, or any Person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their permitted successors and assigns.
Section 18.
Amendments. No term or provision of this Agreement may be amended, waived, modified or in any way altered, unless such amendment, waiver, modification or alteration is in writing and signed by a duly authorized officer of the party against whom such amendment, waiver, modification or alteration is sought to be enforced.
Section 19.
Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.
Section 20.
Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER RELATED DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

ATAX TEBS II, LLC, as Seller

By: /s/ Jesse A. Coury

Name: Jesse A. Coury

Title: Chief Financial Offcier

public finance authority, as Purchaser

By: /s/ Amity A. Dias

Name: Amity A. Dias

Title: Assistant Secretary

[Signature Page to Portfolio Purchase Agreement]

SCHEDULE I

Purchased Assets	CUSIP	Outstanding Balance as of October [___], 2024
SCE Custodial Receipts, Series 2024-FRA-1	45506CBN6	$4,063,000.00
SCE Custodial Receipts, Series 2024-FRA-2	13079PZT3	$5,332,141.00
SCE Custodial Receipts, Series 2024-FRA-3	60535NDK0	$4,070,218.00
SCE Custodial Receipts, Series 2024-FRA-4	38122MAG9	$6,277,896.00
SCE Custodial Receipts, Series 2024-FRA-5	38119VAT6	$5,580,758.00
SCE Custodial Receipts, Series 2024-FRA-6	74441XHU6	$14,993,275.00
SCE Custodial Receipts, Series 2024-FRA-7	13079PZV8	$4,641,540.00
SCE Custodial Receipts, Series 2024-FRA-8	085278CY3	$13,336,592.00
SCE Custodial Receipts, Series 2024-FRA-9	38122CAX4	$3,269,032.00
SCE Custodial Receipts, Series 2024-FRA-10	13079PZX4	$1,784,257.00
SCE Custodial Receipts, Series 2024-FRA-11	130483CY0	$3,364,263.00
SCE Custodial Receipts, Series 2024-FRA-12	13034PK30	$3,167,526.00
SCE Custodial Receipts, Series 2024-FRA-13	38122MAJ3	$2,205,805.00
SCE Custodial Receipts, Series 2024-FRA-14	130483HA1	$3,306,794.00